Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)
Curis, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Other	224,700 shares (2)	$5.13 (3)	$1,152,711 (3)	$110.20 per $1,000,000	$127.03
Equity	Common Stock, $0.01 par value per share	Other	380,850 shares (4)	$2.43 (3)	$925,466 (3)	$110.20 per $1,000,000	$101.99
Equity	Common Stock, $0.01 par value per share	Other	873,750 shares (5)	$1.04 (3)	$908,700 (3)	$110.20 per $1,000,000	$100.14
Equity	Common Stock, $0.01 par value per share	Other	540,000 shares (6)	$1.12 (3)	$604,800 (3)	$110.20 per $1,000,000	$66.65
Equity	Common Stock, $0.01 par value per share	Other	121,650 shares (7)	$0.70 (3)	$85,155 (3)	$110.20 per $1,000,000	$9.38
Total Offering Amounts					$3,676,832		$405.19
Total Fee Offsets							—
Net Fee Due							$405.19

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 224,700 shares issuable under new hire inducement stock option awards granted on January 3, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon the exercise price of the options outstanding under the applicable inducement stock option award.

(4)	Consists of 380,850 shares issuable under new hire inducement stock option awards granted on April 1, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).

(5)	Consists of 873,750 shares issuable under new hire inducement stock option awards granted on July 5, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).

(6)	Consists of 540,000 shares issuable under new hire inducement stock option award granted on July 26, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).

(7)	Consists of 121,650 shares issuable under new hire inducement stock option awards granted on October 3, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).